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                                                                   EXHIBIT 10.39


     THIS LEASE, dated the 17th day of April 1989, between ISAAC HELLER having an office at 205 Mill Road, Edison, New Jersey 08817

(hereinafter designated as Landlord), and UNITED STATIONERS SUPPLY CO. a corporation of the State of Illinois having an office at 2200 East Golf Road, Des Plaines, Illinois 60016

(hereinafter designated as Tenant).




                                  WITNESSETH:

                        ARTICLE I - DEMISE AND PREMISES

     SECTION 1.01. DEMISE AND PREMISES. Landlord does hereby demise and lease to Tenant and Tenant does hereby take and hire from Landlord all that certain tract or parcel of land, together with the building and improvements, both hereinafter designated as the Building, to be erected thereon by Landlord, as provided herein, situate, lying and being in the Township of Edison, Middlesex County, New Jersey and shown on the plot plan designated Exhibit A, annexed hereto and made a part hereof, the lands aforesaid being more particularly described on Exhibit B annexed hereto and made a part hereof, together with the fixtures and equipment therein and the appurtenances now or hereafter belonging or pertaining thereto (all referred to hereinafter as the Demised Premises or the Premises).

     TO HAVE AND TO HOLD for the Term and at the rents as herein provided, subject to the terms, covenants and conditions herein contained which each of the parties hereto expressly covenants and agrees to keep, perform and observe.


                      ARTICLE II - TERM AND COMMENCEMENT

     SECTION 2.01.  TERM AND COMMENCEMENT.

     (a) TERM. The term of this Lease is three (3) years plus the fractional month, if any, referred to in this section. (Term). If the Commencement Date is the first day of a calendar month, the Term of this Lease shall terminate at 5:00 P.M. (prevailing time) on the day before the third anniversary of the Commencement Date. If the Commencement Date is not the first day of a calendar month (the period between the latter Commencement Date and the end of the month in which it falls being herein called Fractional Month) this Lease shall terminate on the last day of the month in which shall fall the third anniversary of the Commencement Date.

     (b) COMMENCEMENT OF TERM. The Term shall commence on the first business day (hereinafter designated as Commencement Date) following the date on which the last of all of the following shall have occurred or been performed:

        (i) After or simultaneously with substantial compliance with the conditions in (ii), (iii), (iv) and (v) of this paragraph (b) Tenant shall have received written notice from Landlord authorizing Tenant to enter upon the premises to do such work as Tenant may decide, the Commencement Date shall be the next business day following the receipt by Tenant of said notice. By sending such notice to Tenant, Landlord covenants, represents and warrants that it has theretofore performed, or that it will thereafter complete the performance of the covenants and conditions set forth in (ii),
     (iii), (iv), and (v) of this paragraph (b), which obligation to perform shall survive the commencement of the Term;

        (ii) Landlord shall have certified to Tenant, in writing, that the construction work as defined in Article III hereof has been substantially completed in accordance with the Final Plans (as defined in said Article
     III), and that the Building is ready for Tenant's occupancy and use except for any installations Tenant may make;

        (iii) Landlord shall deliver to Tenant a copy of a Certificate of Occupancy (or temporary certificate of occupancy if Tenant is permitted thereunder to have full use and enjoyment of the Premises) issued by the appropriate local authority certifying that the Demised Premises may be lawfully occupied for the purposes set forth in Section 15.01 of this Lease;

        (iv) All utilities required by the Final Plans shall have been connected and shall be ready for use.

        (v) Landlord shall deliver to Tenant a copy of Architects Certificates that the Building has been substantially completed in accordance with the Final Plans.

               Notwithstanding the above, Landlord hereby agrees that Commencement of the Lease shall not occur prior to June 1, 1989.

     (c) COMMENCEMENT DATE AGREEMENT. Within 10 days after the request of either party after the Commencement Date has been determined, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an agreement, in recordable form, setting forth the Commencement Date.

     (d) RIGHT OF TERMINATION. Notwithstanding anything herein contained to the contrary, in the event that Landlord enters into a contract with Tenant to build for Tenant an expansion of the existing facility owned by Tenant and located at 77 Executive Avenue, Edison, New Jersey; Landlord and Tenant hereby agree that Tenant shall have the right to terminate this Lease by serving written notice to Landlord of such desire to terminate within 30 days of execution of the aforesaid contract. In such event, this Lease would terminate simultaneously with Tenant taking occupancy of the expanded facility.

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     SECTION 2.02.  OCCUPANCY PRIOR TO COMMENCEMENT. Subject to all provisions of this Lease relating to occupancy or performance of Tenant's Work by Tenant prior to the Commencement Date as provided in this Lease, Tenant shall have the right to occupy and use a portion of the Demised Premises (hereinafter called Portion) prior to the commencement of the Term provided that Landlord shall have issued to Tenant written authorization for such occupancy and use and the Portion has been substantially completed and can be legally occupied and used by Tenant. The performance of Tenant's Work as set forth in Section 26.21 of this Lease shall not be considered Occupancy Prior to Commencement.

     SECTION 2.03. PRO-RATA RENT DURING PRE COMMENCEMENT OCCUPANCY. If Tenant occupies the Portion, as aforesaid, (i) it shall commence to pay rent and all other charges payable under the Lease, as of the date of occupancy, on a pro-rata basis in proportion to the area occupied, (ii) all of the terms and provisions of this Lease shall become operative with respect to the Portion as if the Commencement Date had occurred including, without limitation, the obligation of Tenant to provide insurance coverage hereunder; provided, however, that notwithstanding such partial occupancy the Term shall not commence until the conditions of Section 2.01(b) have been fulfilled. During the period it occupies a Portion of the premises, Tenant shall, at its cost and expense as a condition precedent to such prior occupancy, obtain and keep in force during the period in which Landlord is completing the balance of the Construction Work, insurance coverage in amounts as required in Section 7.01(i) of this Lease in respect of the entire Demised Premises, including the portion being completed by Landlord. However, Landlord shall reimburse Tenant for that portion of the cost of such insurance in proportion to the part of the building not occupied by Tenant and being completed by Landlord for the period ending with delivery of possession thereof to Tenant.

     SECTION 2.04. RIGHT OF RENEWAL. Provided this Lease is not in default, the Tenant is granted a right of renewal of this Lease as follows: At the option of the Tenant, the Term of this Lease may be extended for three renewal period(s) of 2 years, 3 years, 2 years respectively each by written notice to the Landlord at least six (6) months prior to the expiration of the Term, or any renewal term thereof, as the case may be.

        Upon valid exercise of any such rights of renewal, the terms of this Lease shall remain in full force and effect except that the rental shall be as stipulated in Section 5.03.




                     ARTICLE III - PLANS AND CONSTRUCTION

     SECTION 3.01.  PLANS AND SPECIFICATIONS.

        PLANS. The parties hereto have approved and signed for purposes of identification plans and specifications for construction of the Building (hereinafter called Plans) prepared by Abrahm Hertzberg, Consulting Engineer, P.C. (hereinafter called Architect) and attached hereto as Exhibit A.

     SECTION 3.02.  CONSTRUCTION OF IMPROVEMENTS.

     (a) SUBSTANTIAL COMPLETION. Landlord shall as soon after the date of execution of this Lease as is practicable start construction hereunder and thereafter proceed with diligence and substantially complete the Construction Work on or before June 1, 1989 all at Landlord's cost and expense. The term Substantial Completion as used in this Lease is intended to constitute that stage of completion which will permit the Tenant to occupy the Demised Premises and to use the same for intended purpose of such occupancy without any substantial interference by reason of any failure of Landlord to finish punch list items.

     (b) INSPECTION BY TENANT. Tenant may inspect the progress of the Construction Work as frequently as it may desire provided Tenant does not interfere with the Construction Work or with the workmen.




                       ARTICLE IV - LANDLORD'S COVENANTS

     SECTION 4.01. NO WAIVER BY TENANT. No act of Tenant, including the taking possession of the Demised Premises, shall constitute a waiver by Tenant of any of Landlord's obligations respecting the Construction Work or to correct any defects in materials or workmanship as provided in this Lease.

     SECTION 4.02. LANDLORD'S COVENANTS REGARDING CONSTRUCTION. Landlord represents, warrants and covenants that on the Commencement Date:

        (i) The Building will be structurally safe and sound and that all parts thereof and all mechanical equipment therein (except such as may be installed by Tenant) will be in good working order;

        (ii) Liability of the Landlord as to the foregoing (i) shall be limited to one year and to the extent set forth in Section 10.01:

        (iii) All utilities serving the Demised Premises will have been installed and paid for.

        (iv) To the best of Landlord's knowledge and belief there are no "Hazardous Substances" or "Wastes" (as defined in ECRA and/or Spill Compensation and Control Act) presently upon the Demised Premises.

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                         ARTICLE V - RENT AND PAYMENT

     SECTION 5.01. RENT DURING TERM. Landlord reserves and Tenant covenants to pay to Landlord during the Term of this Lease without demand or notice, and without any setoff or deduction, a net basic rental (herein called Basic Rent) as follows:

        First Year    -    $519,390.30 per year ($43,282.53 per month)

       Second Year    -    $532,708.00 per year ($44,392.33 per month)

        Third Year    -    $546,025.70 per year ($45,502.14 per month)

Such annual Basic Rent shall be paid monthly in installments in the amounts set forth above, in advance, on the first day of each and every month.

     SECTION 5.02. PAYMENT OF RENT. The Basic Rent and all additional rents and moneys payable to Landlord under this Lease shall be paid at the above address of Landlord or at such other address as may be specified by Landlord from time to time by notice given to Tenant.

     SECTION 5.03. RENT DURING RENEWAL TERM(S). In the event the Tenant shall exercise the option(s) to renew this Lease for any of the renewal period provided for in Section 2.04, the annual Basic Rent during each renewal period shall be adjusted for the applicable year term thereof by multiplying $532,708.00 by the "Index Change" herein after defined, provided, however, that the Basic Rent during the renewal period(s) shall not be less than the Basic Rent paid for the immediately preceding period.

     SECTION 5.04. The first monthly installment of Basic Rent shall be due and payable by Tenant on the Commencement Date. Subsequent monthly installments of Basic Rent shall be due and payable by Tenant on or before the first day of each month following the Commencement Date and continuing thereafter until the expiration of the Term. Basic Rent for the Fractional Month, if any, shall be prorated and shall be due and payable by Tenant on the first day of the month following the month in which the Commencement Date occurs.

     Upon the execution of this Lease, Tenant shall pay to Landlord a deposit in the amount of the first monthly installment of Basic Rent which deposit shall be held by Landlord as additional security for Tenant's performance of this Lease and applied by Landlord against the first monthly installment of Basic Rent on the Commencement Date.




                      ARTICLE VI - TAXES AND IMPOSITIONS

     SECTION 6.01. REAL ESTATE TAXES. As additional rental hereunder Tenant shall, throughout the term, pay to the Landlord pro rata taxes and assessments levied or assessed against the Demised Premises or any part thereof, including those presently in effect, as well as those which may be enacted in the future. Such payment as to all real estate taxes levied or assessed against the Demised Premises or any part thereof, shall be made by Tenant to Landlord at the time of the next Basic Rent payment due after Tenant's receipt of an invoice or statement from Landlord setting forth the amount of such taxes or assessments and Tenant's pro rata share thereof.

     The real estate taxes and assessments aforesaid shall be apportioned by Landlord among tenants or users of Landlord's Property including Landlord, to arrive at Tenant's pro rata share of real estate taxes and assessments. Landlord's Property shall mean the two (2) buildings totalling 336,464 sq. ft. located on Lot 15, Block 366-A. The computation of Tenant's pro rata share of taxes and assessments on land and building shall be made by multiplying the real estate taxes or assessments levied against the Landlord on Landlord's Property by a fraction the numerator of which is the number of square feet of building premises demised to Tenant and the denominator of which is the total number of square feet in Landlord's Property assessed by the taxing authorities.

        In the calculation of the total number of square feet of building premises demised to Tenant, finished space, i.e. offices, including toilet areas, shall be weighted in determination of the numerator in the fraction described in this subsection by doubling the square footage devoted to such finished space. Tenant's pro rata share will be 40.08%. In the event that subsequent to the date hereof the total square footage of either building changes, the percentage set forth herein shall be recalculated accordingly.

     Notwithstanding the above, Landlord hereby agrees that he will attempt to obtain a statement from the Edison Township Tax Assessor's office allocating the taxes applicable to each of the buildings located on Landlord's Property. In such event, Tenant's pro rata share of taxes shall be determined based on the statement received from the Tax Assessor's office.

     To the extent that Tenant shall be liable for the payment of other taxes under this Article VI which may be assessed against Landlord or for which Landlord may become liable by reason of its estate or interest in the Demised Premises, Tenant shall pay its pro rata share thereof in accordance with the above.

     SECTION 6.02. OTHER TAXES AND PAYMENT THEREOF. In addition to the pro rata taxes and assessments described in Section 6.01, Tenant shall pay pro rata in accordance with Section 6.01 for each and every item of expense in the nature of a tax or charge or assessment for which Landlord is or shall become liable by reason of its estate or interest in the Demised Premises, or any part thereof, including, without limiting the generality thereof, all personal property taxes, gross receipts taxes, use and occupancy taxes, and excise taxes levied or assessed against Landlord or Tenant by reason of the use, occupancy or any other activity by the Tenant in connection with the Demised Premises or any part thereof, or which may be levied or assessed or imposed upon any rents or rental income, as such, payable to Landlord or payable to Tenant from any subtenant in connection with the Demised Premises or any part thereof. There is expressly included among Tenant's obligations with respect to taxes and assessments as set forth in this Article any tax which may be levied against Landlord enacted as part of tax reform legislation in lieu of taxes presently levied against real estate or any portion thereof.

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     SECTION 6.03.  CERTAIN TAXES NOT PAYABLE BY TENANT. Tenant shall not be required to pay any of the following taxes or governmental impositions which shall be levied or imposed against Landlord by any governmental authority:

        (i) Any estate, inheritance, devolution, succession, transfer, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the Demised Premises;

        (ii) Any capital stock tax or other tax imposed against Landlord for the privilege of doing business;

        (iii) Any income tax levied upon or against the profits of the Landlord from all sources.

     SECTION 6.04. APPORTIONMENT DURING FIRST AND LAST YEAR OF TERM. All taxes which shall become payable during the tax fiscal year in which this lease commences or ends shall be apportioned between Landlord and Tenant in accordance with the portion of the tax year within the term.

     SECTION 6.05. ASSESSMENTS PAYABLE IN INSTALLMENTS. With respect to any assessment levied by any governmental or municipal agency or authority which is or may be payable, at the option of the taxpayer, in installments, Tenant agrees to pay Landlord, as additional rent, annually, from the date of payment of the assessment, the installment due therefor, at least five (5) days before the last day on which each such installment may be paid without penalty or interest. Tenant shall not be required to pay any installment which shall fall due after the expiration of this Lease.




                            ARTICLE VII - INSURANCE

     SECTION 7.01. COVERAGE AND AMOUNT. Tenant shall, at its sole cost and expense, and as additional rent, during the term of this Lease:

        (i) Keep and maintain the Building and the building equipment, fixtures and appurtenances insured with 100% co-insurance against all loss and damage including, but not limited to, coverage by an all risk form of insurance policy issued by a "Best A Rated Co." or better with agreed amount endorsement and replacement cost endorsement, in an amount no less than One Hundred percent (100%) of the full replacement value thereof (exclusive of cost of foundation, excavation and land) from time to time.

        (ii) Rent insurance covering the risks described in (i) above in an amount equal to the Basic Rent and additional rent payable; and

        (iii) Provide, keep and maintain in force, if and when obtainable and generally carried on building of the type to be leased hereunder, war risks and nuclear damage, as well as flood and earthquake insurance for the full replacement value of the Demised Premises if such insurance is required by any institutional first mortgagee of the Premises; and

        (iv) Provide any additional insurance coverages as may be reasonably required from time to time, by any institutional first mortgagee of the Premises; and

        (v) Provide, keep and maintain in force, comprehensive general public liability insurance against claims arising out of the ownership, operation and control of the Demised Premises, including but not limited to contractual liability in connection with the Tenant's indemnification of Landlord herein as to the liability of Landlord to Tenant's employees, agents, invitees and licensees in limits of not less than Five Million Dollars ($5,000,000.00) combined single limit arising out of one occurrence. The Landlord may insure his Liability under his Blanket Comprehensive General Liability Policy, Umbrella Liability Policy, and Environmental Impairment Liability Policy, and the Tenant will reimburse the Landlord for the Tenant's pro rata share of the premium.

        (vi) PROVIDE INSURANCE COVERAGE OF ANY AND ALL TRADE FIXTURES AND PERSONAL PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY FURNITURE, MACHINERY, GOODS OR SUPPLIES) OF TENANT, WHICH TENANT MAY HAVE UPON OR WITHIN THE DEMISED PREMISES WHICH TENANT DEEMS NECESSARY.

     SECTION 7.02.  FORMS AND CERTIFICATES. The coverage above required in
Section 7.01 and its subsections shall be:

        (i) As to 7.01 (i), (ii), (iii), and (iv), by policies in form and reasonably acceptable to Landlord showing loss payable to Landlord and to the first mortagee by standard mortgage clause, as their respective interests may appear. Tenant shall furnish a certificate thereof to the first mortgagee and to the Landlord showing continuous coverage for the risks stated; and

        (ii) As to 7.01 (v) and (vi) by policies in form reasonably acceptable to Landlord. Tenant shall provide Landlord with certificates of such policies showing continuous coverage for the risks stated. As to 7.01 (v), Landlord shall be named as an additional named insured on any such policy.

     SECTION 7.03. BLANKET POLICIES, RENEWALS, RECOGNIZED INSURANCE COMPANIES, CANCELLATION. Tenant may carry any or all of such insurance under blanket policies. In any case, Tenant shall deliver to Landlord at or prior to the Commencement Date, policies or certificates of the insurance required above, and shall procure and deliver to Landlord, policies or certificates of renewals thereof from time to time at least thirty (30) days before the expiration thereof, together with evidence of payment as is required by the first mortgagee. If Tenant shall default in such delivery or renewal, Landlord may, at its option, without waiving or releasing Tenant from any obligation hereunder, procure any such insurance and Tenant shall, on demand, pay to Landlord as additional rent, the cost of the premium thereof, plus a 15% handling charge, together with interest at the Lease Interest Rate (as hereinafter defined). All such insurance shall be taken in companies of recognized responsibility licensed to do business in the state in which the Premises are located and be reasonably acceptable to Landlord and to each mortgagee. Every policy shall provide that it may not be cancelled by the carrier without at least (30) days prior written notice to each insured.

     SECTION 7.04. WAIVER OF SUBROGATION. Landlord shall not be liable for any damage by fire or other peril in the coverage afforded by the Standard All Risk Policy (whether or not such coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement. Tenant shall not be liable for any damage by fire or other peril includable in the coverage afforded by the Standard All Risk Policy (whether or not such coverage is in effect), no matter how caused, it being understood that the Landlord will look solely to its insurer for reimbursement. Each party, as applicable, shall obtain a Waiver of Subrogation Endorsement if necessary to permit the Waiver of Subrogation and mutual release as set forth herein in connection with any applicable Insurance Policy carried by it. Any Waiver of Landlord's rights against Tenant as contained in this Section shall be ineffective if such Waiver of Subrogation Endorsement shall not be obtained.

                        *pursuant to Section 7.01 (i) through (iv) above

     SECTION 7.05. PAYMENT OF LOSSES. All property losses of Seventy-Five Hundred ($7,500.00) Dollars or less* shall be settled by Tenant and loss payments therefor paid to Tenant alone, to be held and used by Tenant pursuant to Article XI hereof. All losses in excess of Seventy-Five Hundred ($7,500.00) Dollars shall be settled jointly by Landlord and Tenant. Loss payments in such case shall be paid jointly to Landlord and first mortgagee and shall be held in trust for repair and restoration pursuant to Article XI hereof.

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                   ARTICLE VII - CONSTRUCTION OR OTHER WORK

     SECTION 8.01. CONDITIONS AS TO REPAIRS, ALTERATIONS OR OTHER WORK. Whenever any repairs, alterations, changes or other work in on, to or about the Premises shall be made by either Landlord or Tenant as provided in this Lease:

        (i) The work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances and codes, and all applicable governmental rules, regulations and requirements, and in accordance with the standards, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters whose jurisdiction includes the Demised Premises.

        (ii) All materials and workmanship shall be of good quality, and in case of repairs, restoration, changes, additions, alterations or improvements, shall be at least equal to the original;

        (iii) All said work shall be paid for as promptly as is practicable and consistent with good business practices under the then existing circumstances;

        (iv) Such work shall be done as promptly as is possible and practicable under the existing circumstances;

        (v)   The comprehensive general liability insurance provided for in
     Section 7.01 shall be extended by Tenant, if necessary, to apply to the work being done, and evidence thereof shall be delivered to the Landlord prior to commencement of such work.

        (vi) The party doing or having the work done shall carry or cause its contractors, if any, to carry workman's compensation insurance as required by law in connection with such work, and evidence thereof shall be delivered to the other party prior to commencement of such work;

        (vii) Title to all buildings, building fixtures and improvements erected and installed by Tenant (but not Tenant's trade fixtures, however the same may be attached to the realty) shall become the property of Landlord upon the expiration or earlier termination of this Lease;

        (viii)The contractor or the party performing the work shall obtain an official certificate of occupancy or an amended certificate of occupancy upon completion of the work in each instance if under local practice such certificates of occupancy are issued or required in connection with such work. The party performing the work shall also obtain the certificate from the Board of Fire Underwriters, or other organization exercising the same functions, whose jurisdiction includes the Demised Premises in each instance, certifying that the electrical work has been properly completed whenever the work done involves any electrical work for which such a certificate is issued under local practice. If, under local practice, official certificates of occupancy are not issued or required by a governmental officer or department, or if the Board of Fire Underwriters, or other such organization does not issue certificates on proper completion of electrical work, this covenant shall be satisfied upon issuance of such certifications by an architect or engineer selectedby Landlord.

        (ix) Landlord agrees to join in the applications for all permits and authorizations whenever necessary.


                         ARTICLE IX - MECHANIC'S LIENS

     SECTION 9.01. MECHANIC'S LIENS PROHIBITED. Tenant shall not suffer any mechanic's lien to be filed against the Demised Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any mechanic's lien or any notice of intention to file a mechanic's lien shall at any time be filed against the Demised Premises, (unless the labor or materials were actually performed for or furnished to Landlord in connection with its obligations under this Lease) Tenant shall at Tenant's cost, within fourteen (14) days after knowledge or notice of the filing of any mechanic's lien cause the same to be removed or discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise.

     SECTION 9.02. LANDLORD'S REMEDY FOR TENANT'S BREACH. If Tenant shall fail to remove or discharge any mechanic's lien or any notice of intention to file a mechanic's lien within the prescribed time, then in addition to any other right or remedy of Landlord. Landlord may, at its option, procure the removal or discharge of the same by payment or bond or otherwise. Any amount paid by Landlord for such purpose, together with all legal and other expenses of Landlord in procuring the removal or discharge of such lien or notice of intention and together with interest thereon at the Lease Interest Rate (as hereinafter defined), shall be and become due and payable by Tenant to Landlord as additional rent, and in the event of Tenant's failure to pay therefor within fifteen (15) days after demand, the same shall be added to and be due and payable with the next month's rent.

     SECTION 9.03. NON-CONSENT OF LANDLORD TO FILING OF LIENS. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Demised Premises to any lien or liability arising out of Tenant's use or occupancy of the Premises.


                      ARTICLE X - REPAIRS AND MAINTENANCE

     SECTION 10.01 (a) LANDLORD'S COVENANTS. Landlord at its sole cost and expense shall remedy all defects in workmanship and materials in the Construction Work, evidence of which shall appear or be discovered within twelve (12) months after the Commencement Date. Landlord shall not be liable under this Section however unless Tenant shall give Landlord notice specifying such defects or of the need for remedying them on or before the last day of the twelfth month of the Term.

        In addition, Landlord agrees to procure a five (5) year guarantee of the roof installation from the roofer in the form attached hereto as Exhibit D, and to assign said guarantee to Tenant. Landlord agrees to exercise its reasonable efforts to cause the guarantor on the roof guarantee to perform its obligations thereunder.

     (b) STRUCTURAL COMPONENTS. In addition Landlord at its sole cost and expense shall remedy all defects in workmanship and materials in the Construction Work with respect to the Structural Components of the Building, evidence of which shall appear or be discovered within thirty-six (36) months after the Commencement Date, and shall repair all damage to the Demised Premises caused thereby. For the purpose of this paragraph, this term Structural Components, shall be limited to the structural steel framing including roof framing, the foundations, and the masonry perimeter walls (excluding all windows, plate glass, and doors). Landlord shall not be liable under this Section however unless Tenant shall give Landlord notice specifying such defects or the need for remedying them on or before the last day of the thirty-sixth month of the Term.

     (c) ALTERATIONS BY TENANT. Notwithstanding any of the above, if Tenant shall make any changes or alterations, structural or otherwise, to any portion of the building, Landlord's obligations under this Section 10.01 shall not thereafter extend to any portion of the building affected by such change or alteration.

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     (d)  LIMITED LIABILITY OF LANDLORD. Landlord's liability under the provisions of this Article X is limited to repair or correction of the defect or condition to be rectified, and Landlord shall not be liable for any consequential loss or damage. Landlord shall not be required to make any repairs caused by Tenant's abuse or misuse, or lack of routine maintenance, of the Demised Premises.

     Section 10.02. TENANT'S OBLIGATIONS. Except for items which are the obligation of Landlord under Section 10.01 hereof, Tenant, for and during the Term of this Lease, at Tenant's sole cost and expense, assumes all responsibility and obligation for the physical condition of the Demised Premises and shall:

     (a) Keep and maintain in good repair, as well as paint and decorate, both the exterior and interior of the Demised Premises including, but not limited to, all structural repairs, roof, floor, heating and air conditioning systems, electrical system, sprinkler system and plumbing facilities.

     (b) Keep and maintain the Demised Premises in a clean and sanitary condition free from rubbish, flammable or other objectionable materials.

     (c) Perform all normal routine adjustments and maintenance on all equipment, including but not limited to filter changes, cleaning and lubrication of heating, ventilating and air conditioning systems.

     (d) Replace all mechanical and working parts used in connection with the heating, air conditioning, electrical and plumbing and sprinkler and other systems.

     (e) Keep, maintain and repair all drainage facilities including drain pipes, ditches and detention areas, as well as the lawns, shrubbery, driveways and parking areas, including the keeping of the driveways, sidewalks and steps and parking areas free and clear of ice and snow.

     (f) Comply with all present and future applicable Federal, State and local laws, ordinances and codes and all applicable rules, regulations and requirements, including without limitation, those relating to environmental protection and the requirements set forth in the applicable sections of the "National Fire Codes" as published by the National Fire Protection Association; and pay any and all costs of compliance and all fines and penalties imposed upon Landlord, or consequential damages incurred, by reason of any violations thereof.

     SECTION 10.03  LANDLORD'S REMEDY FOR TENANT'S BREACH. In the event
Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements referred to in this Article X, or any of them, or in the event Tenant shall fail or neglect to make any repairs required of it, then Landlord or Landlord's agents may, after compliance with the notice requirements set forth in Section 13.01 hereof, enter in and upon the Demised Premises to make an inspection and make said repairs and comply with any and all the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of Tenant, and in the event of Tenant's failure to pay therefor within 15 days after demand the said cost and expense shall be added to the next month's rent and be due and payable as additional rent. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of Tenant, and Landlord's remedies provided in Article XXI.


                   ARTICLE XI - FIRE, DAMAGE AND DESTRUCTION

     SECTION 11.01. NOTICE OF CASUALTY, CONTINUATION OF LEASE, RESTORATION. In the event of the total destruction of the Building by fire or otherwise during the term created hereby, or in the event of such partial destruction thereof:

     (a)  Tenant shall immediately notify Landlord in writing thereof;

     (b) Upon receipt of said notice Landlord shall have its Architect make a full and comprehensive report on the damage of the building, and ascertain the number of days to complete the repair of the building. Unless such damage can, in the opinion of Landlord's Architect, be repaired within ninety (90) days after it occurrence, this Lease and the term hereby created shall cease and become null and void from the date of such damage or destruction, and Tenant shall upon written notice from Landlord, then immediately surrender the Demised Premises and all interest therein to Landlord, and Tenant shall pay rent within said term only to the time of such damage or destruction.

     If, however, in such Architect's opinion, the damage aforesaid can be repaired within ninety (90) days from the occurrence thereof, Landlord shall repair or rebuild the Demised Premises with all reasonable speed, and this Lease shall continue in full force and effect, but there shall be an abatement of rent to the extent of insurance payments received from rent insurance.

     SECTION 11.02. INSURANCE PROCEEDS UP TO $7,500. The net insurance proceeds amounting to Seventy-Five Hundred ($7,500.00) Dollars or less payable to Tenant shall be held in trust by Tenant for the purpose of promptly repairing, restoring or rebuilding that portion of the Demised Premises so that the Demised Premises will be as nearly as practicable in the condition they were immediately prior to the occurrence of such damage or destruction.

     SECTION 11.03. INSURANCE PROCEEDS ABOVE $7,500.00. The net insurance proceeds amounting to more than Seventy-Five Hundred ($7,500.00) Dollars payable to Landlord, first mortgagee and Tenant jointly shall be held in trust by a trustee satisfactory to the first mortgagee for application to the repair, restoration and rebuilding of the Demised Premises. Any proceeds remaining after such repair, restoration and rebuilding shall have been paid for, shall be the property of and belong solely to Tenant. If the insurance proceeds are insufficient to cover the cost of restoration, repair, and rebuilding, Tenant agrees to pay whatever additional sums are necessary to complete such restoration, repair and rebuilding.

     SECTION 11.04. STATUTORY CONDITIONS. Tenant hereby expressly waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7. Tenant agrees that it will not be relieved of the obligation to pay basic net rent or any additional rent in case of damage to or destruction of the Demised Premises except as specifically provided in this Lease.


                         ARTICLE XII - EMINENT DOMAIN

     SECTION 12.01. TOTAL TAKING. In the event that any public authority or agency holding the power of eminent domain under applicable law shall at any time during the term of this Lease condemn or acquire title in lieu of condemnation of substantially all of the Demised Premises, this Lease and the Term hereby created shall terminate and expire as of the date upon which title shall vest in such authority, and Tenant shall pay rent only to the time of such vesting of title.

     SECTION 12.02. PARTIAL TAKING. If there shall be only a partial taking or condemnation as aforesaid which shall not substantially prevent Tenant's use of the Demised Premises for purposes of its business, this Lease shall thereafter continue as to the untaken part and Tenant shall be entitled to a reduction in the basic rent in such proportion and in such manner as shall be fair and equitable, and if the parties hereto cannot agree thereto the dispute shall be settled by arbitration as set forth in this Lease.

     SECTION 12.03. RESTORATION BY LANDLORD. If there shall be a partial taking and this Lease shall continue as to the remaining balance of the Demised Premises, Landlord, at its own expense and as promptly as practicable, shall restore the remaining building and land as nearly as may be practicable to their former condition.

     SECTION 12.04. AWARD TO LANDLORD. Landlord reserves the exclusive right to negotiate with the condemning authority with respect to any proposed award, and all damages and compensation paid for the taking under the power of eminent domain, whether for the whole or a part of the Demised Premises shall belong to and be the property of Landlord, except that Landlord consents to efforts by Tenant separately to seek additional compensation from the condemning authority for the loss of depreciated value of leasehold improvements installed by Tenant resulting from the taking, provided always, that Tenant hereby releases and disclaims any interest or right whatsoever in the award or compensation offered or paid by the condemning authority to the Landlord for the loss of the fee. There is expressly excluded from any right of compensation to the Tenant and the Tenant expressly waives, any claim against the condemning authority for dimunition in the value of the leasehold.

     SECTION 12.05. Notwithstanding any of the paragraphs above pertaining to eminent domain, there is expressly reserved to the Tenant the right to recover against the condemning authority for its actual reasonable expenses in moving its business from the Demised Premises and its actual direct losses in tangible personal property by virtue of the taking, all as contemplated in the the Relocation Assistance Act (R. S. 20:4-1 et seq), and rules and regulations adopted by the Department of Community Affairs of the State of New Jersey pursuant to the legislation aforesaid, and applicable regulations of the State Department of Transportation contemplated in the said Relocation Assistance Act.


                            ARTICLE XIII - NOTICES

     SECTION 13.01. NOTICES. Every notice required or permitted under this Lease shall, unless otherwise specifically provided herein, be given in writing and shall be sent by United States certified mail, return receipt requested, addressed by the party giving, making or sending the same to the Landlord at the address first above given, and to the Tenant at the Demised Premises or to such other address as either party may designate from time to time by a notice given to the other party. Notice shall be deemed to be given upon receipt, provided, however, that in the event a party shall refuse to accept delivery of said Certified Mail, the notice shall nevertheless be deemed to be given upon the date of refusal to accept delivery and further provided that if the postal service is unable to deliver said Certified Mail the notice shall nevertheless be deemed to be given as of the date of the Postal Service's second notice of attempted delivery. Notwithstanding the above, a notice of change of address shall not be effective until received.

     Landlord may, at its option, substitute for service by United States First Class Certified Mail, service by Federal Express or similar overnight courier, provided that such courier obtains and makes available to its customers evidence of delivery. Notice given via such courier shall be deemed to be given upon receipt.


                       ARTICLE XIV - MEMORANDUM OF LEASE

     SECTION 14.01. MEMORANDUM OF LEASE. Tenant shall not record this lease, but if either party should desire to record a short form Memorandum of Lease setting forth only the parties, the Demised Premises and the Term, such Memorandum of Lease shall be executed, acknowledged and delivered by both parties upon notice from either party.


                               ARTICLE XV - USE

     SECTION 15.01. USE. The Demised Premises shall be used and occupied by Tenant as a warehouse and office for the distribution of office products and other similar uses.


                  ARTICLE XVI - ASSIGNMENT, SUBLETTING, ETC.

     SECTION 16.01. ASSIGNMENT, SUBLETTING, ETC. Tenant shall not sell, assign, mortgage, pledge, or, in any manner, transfer or encumber this Lease or any estate of interest hereunder (hereinafter designated as Assignment), or sublet the Demised Premises or any part thereof without the previous written consent of the Landlord which consent shall not be unreasonably withheld; provided, however, with respect to a corporation into which Tenant shall have been merged or consolidated or which shall have purchased all or substantially all of the assets of Tenant, such previous written consent by Landlord shall not be necessary. In any of the events aforesaid, Tenant, nevertheless, shall remain primarily liable for the payment of the basic net rent and all additional rents, and the performance of Tenant's other covenants and obligations hereunder. No consent to any Assignment of this Lease or subletting of any or all of the Demised Premises shall be deemed or be construed as a consent by Landlord to any further or additional Assignment or subletting. In the event of an Assignment of this Lease, the assignee shall assume, by written recordable instrument reasonably satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease. No Assignment shall be valid or effective in the absence of such assumption. A true copy of such Assignment and the original assumption agreement or the sublease, as the case may be, shall be delivered to Landlord within 10 days of the effective date thereof. Notwithstanding anything hereinabove contained to the contrary, Landlord may refuse to permit Tenant to assign this Lease or sublet to a third party any portion of the Demised Premises if Landlord agrees to sublet back the Demised Premises from Tenant under the same terms and conditions as set forth in this Lease and for the remaining term of this Lease.


                       ARTICLE XVII - WARRANTY OF TITLE

     SECTION 17.01. WARRANTY OF TITLE. Landlord covenants, represents and warrants that Landlord on the Commencement Date will be the sole and absolute owner of the fee title to the Demised Premises and has the right to execute this Lease, and that on the Commencement Date there will be no liens affecting the Demised Premises, or any covenants, easements or restrictions adversely affecting Tenant's use of the Demised Premises except as set forth in Exhibit
B. Such exceptions are herein referred to as Permitted Encumbrances.


                         ARTICLE XVIII - SUBORDINATION

     SECTION 18.01. SUBORDINATION TO MORTGAGES. At the option of Landlord, this Lease shall either be:

     (a) Subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof, PROVIDED HOWEVER THAT THE HOLDER OF ANY SUCH MORTGAGE SHALL EXECUTE A "NON-DISTURBANCE" AGREEMENT SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT E.

                                      OR

     (b) This Lease shall be paramount in priority as an encumbrance against the Demised Premises with respect to the lien of any mortgage which may now or hereafter affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.

     SECTION 18.02. TENANT'S CERTIFICATE. Tenant further agrees, upon request of Landlord, to certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or any proposed mortgage lender, or purchaser, that this Lease is in full force and effect or, if not, in what respect it is not; that this Lease has not been modified, or to the extent to which it has been modified: that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any; and any additional statements of fact that may be requested or required from time to time by any mortgagee or purchaser, or any proposed mortgage lender or purchaser; that any such certification shall be without prejudice as between the Landlord and Tenant, it being agreed that any document required hereunder shall not be used in any litigation between Landlord and Tenant.


                         ARTICLE XIX - QUIET ENJOYMENT

     SECTION 19.01. QUIET ENJOYMENT. Tenant, upon payment of the Basic Rent and all additional rents and all sums herein reserved and due upon the due performance of all the Terms, covenants and conditions herein contained on the Tenant's part to be kept and performed, shall and may at all times during the Term hereby granted peaceably and quietly enjoy the Demised Premises, subject, however, to the Terms of this Lease.


                         ARTICLE XX - INDEMNIFICATION

     SECTION 20.01. INDEMNIFICATION OF LANDLORD. Tenant agrees to indemnify and save Landlord harmless from and against all liability, and all loss, cost and expense, including reasonable attorneys' fees, arising out of the operation, maintenance, management and control of the Premises or in connection with (a) any loss, injury or damage whatsoever caused to or by any person, including but not limited to Tenant, its employees or agents, licensees or invitees, or property including Tenant's property arising out of any occurrence on the Premises, (b) any breach of this Lease by Tenant, (c) any act or omission of Tenant or of any person on the Premises, occuring in, on, or about the Premises or on the sidewalks adjoining the same, or (d) any contest or proceeding brought by Tenant as provided for herein. However, notwithstanding anything herein contained to the contrary, Tenant shall not be obligated or required hereunder, to hold harmless or indemnify Landlord from or against any liability, loss, cost, expense, or claim arising from any act, omission or negligence of Landlord or its agents, servants, employees or contractors. The provisions hereof are not intended to abrogate the provisions regarding waiver of subrogation by the parties to this Lease.

                      ARTICLE XXI - DEFAULTS AND REMEDIES

     SECTION 21.01. TENANT'S DEFAULTS. If Tenant defaults (a) in the payment of Basic Rent or any additional rent and fails to cure the default within 10 days after receipt of notice specifying the default, or (b) in compliance with or in the performance of any of the other covenants or conditions of this lease, and fails to cure the same within 30 days after the receipt of notice specifying the default, or within such additional period of time beyond said 30 days as shall be required by reason of strikes, lockouts, acts of God, governmental restrictions or prohibitions, or other causes beyond Tenant's Control, whether similar or dissimilar to the foregoing (each of which notices specifying a default is referred to in this lease as "FIRST NOTICE"), then at the expiration of said 10 days in the case of a default described in (a), at the expiration of said 30 days (or longer period as aforesaid in the case of a default described in (b), Landlord may (x) cancel and terminate this lease on not less than five days' notice (hereinafter called "SECOND NOTICE") to Tenant, and on the date specified in the Second Notice the term of this lease shall terminate and expire, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided and/or (y) at any time thereafter re-enter and resume possession of the Premises by summary proceedings, an action in ejectment or by force or otherwise and dispossess or remove Tenant and other occupants and their effects and hold the Premises as if this lease had not been made; and Tenant waives the service of any additional notice of intention to re-enter or to institute legal proceedings to that end.

     SECTION 21.02. LANDLORD'S REMEDIES. If this lease shall be terminated or if Landlord shall be entitled to re-enter the Demised Premises and dispossess or remove Tenant under the provisions of Section 21.01, the Landlord, or Landlord's agents or servants, may immediately or at any time thereafter re-enter the Demised Premises and remove therefrom the Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said premises together with all additions, alterations and improvements thereto.

     SECTION 21.03. LANDLORD'S DAMAGES. In case of such termination, re-entry, or dispossess or removal by summary proceedings or otherwise, the annual rent and all other charges required to be paid by the Tenant hereunder shall thereupon become due and be paid up to the time of such termination, re-entry, or dispossess or removal; and the Tenant shall also pay to the Landlord all reasonable expenses which the Landlord may then or thereafter incur for necessary legal expenses, attorneys' fees, brokerage commissions, and all other necessary costs paid or incurred by the Landlord for restoring the Demised Premises to good order and condition and for altering and otherwise preparing the same for re-letting. The Landlord may, at any time and from time to time, re-let the Demised Premises, in whole or in part, either in its own name or as agent of the Tenant, for a term or terms which, at the Landlord's option, may be for the remainder of the then current Term of this Lease, or for any longer or shorter period, and (unless the statute or rule of law which governs the proceedings in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so provided and allowed, in which case the Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) the Tenant shall be obligated to, and shall pay to the Landlord as damages, upon demand, and the Landlord shall be entitled to recover of and from the Tenant, at the election of the Landlord, either

     (a) liquidated damages, in an amount which, at the time of such termination, re-entry or dispossess or removal by the Landlord, as the case may be, is equal to the excess, if any, of the then present value of the installments of annual rent reserved hereunder, otherwise have constituted the unexpired portion of the then current Term of this Lease, over the then present value of the market rental value of the Demised Premises for such unexpired portion of the then current Term of this Lease, discounted at the rate of six (6%) percent per annum; or

     (b) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination re-entry or dispossess, and continuing until the date originally fixed herein for the expiration of the then current Term of this Lease) in any amount or amounts equal to the excess, if any, of the sums of the aggregate expenses paid by the Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by the Tenant, plus an amount equal to the amount of the installment of annual rent which would have been payable by the Tenant hereunder in respect to such calendar month, has this Lease and the Demised Term not been so terminated, and had the Landlord not so re-entered, over the sum of rents, if any, collected by or accruing to the Landlord in respect to such calendar month pursuant to such re-letting or any holding over by any subtenants of the Tenant, plus the amount of the rental value of any portion of the Demised Premises occupied by the Landlord or any agent of the Landlord. Any suit for any month shall not prejudice in any way the rights of the Landlord to collect the deficiency for any subsequent month by a similar proceeding. The Landlord, at its option and at its expense, may make such alterations, repairs and/or decorations in the Demised Premises as in its reasonable judgment the Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release the Tenant from liability hereunder.* Landlord will use reasonable efforts to re-let Demised Premises, however Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect rent thereof under such re-letting; and in no event shall the Tenant be entitled to receive any excess of such annual rents over the sums payable by the Tenant to the Landlord hereunder but such excess shall be credited to the unpaid rentals due hereunder, and to the expenses of re-letting and preparing for re-letting as provided in this Section 21.03. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing herein contained shall be deemed to require the Landlord to postpone suit until the date when the Term of this Lease would have expired if it has not been terminated under the provisions of this Lease, or under any provision of law, or had the Landlord not re-entered into or upon the Demised Premises.

     SECTION 21.04. WAIVER OF REDEMPTION. Tenant hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after an abandonment of the Premises, or after a surrender and acceptance of the Premises and the Tenant's leasehold estate, or after a dispossession of Tenant from the Demised Premises, or after a termination of this lease, or after a judgment against Tenant in an action in ejectment, or after the issuance of a final order or warrant of dispossess in a summary proceeding, or any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.


                           ARTICLE XXII - BANKRUPTCY

     SECTION 22.01. BANKRUPTCY, INSOLVENCY, ETC. If the Tenant shall have applied or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court appointed fiduciary of all or a substantial part of its property; or a custodian shall have been appointed with or without the consent of the Tenant; or Tenant is generally not paying its debts as they become due by means of available assets and the fair use of credit; or has made a general assignment for the benefit of creditors; or has committed an act of bankruptcy, or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding; or has taken corporate action for the purpose of effecting any of the foregoing, or if within thirty (30) days after the commencement of any proceeding against the Tenant seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed; or if, within thirty (30) days after entry of an Order for Relief under the present Bankruptcy Code, or similar order under future similar legislation, or the appointment of any trustee, receiver, custodian, liquidator, or other court appointed fiduciary of the Tenant (without the consent or acquiescence of such party), or of all or any substantial part of its property or any of the leased Premises, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within thirty (30) days after the expiration of any such stay, such order or appointment shall not have been vacated, the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and shall cause this lease IPSO FACTO to be cancelled and terminated, without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Demised Premises and to remove all persons and property therefrom and this lease shall not be treated as an asset of the Tenant's estate and neither the Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any Court shall be entitled to the possession of the Demised Premises or to remain in the possession thereof. Upon the termination of this lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and any security deposited by Tenant hereunder and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in
Article XXI hereof, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law. As used in this Article XXII, the term "Tenant" shall be deemed to include Tenant and its successors and assigns and the guarantor of the Tenant's obligations under this lease, if any.


                     ARTICLE XXIII - CHANGES, ALTERATIONS

     SECTION 23.01. CHANGES AND ALTERATIONS. If Landlord shall have first consented thereto in writing, Tenant may make structural and nonstructural changes, alterations, additions and improvements to the Demised Premises. Landlord's reasonable consent shall be granted if the proposed work does not:

     (a)  Impair the structural soundness of the building;
     (b)  Lessen the present and future value of the building or improvement;
     (c) Change the type of use from a general warehouse to a specialty type of building with a limited resale or re-letting market; or
     (d)  Increase risk or endanger the building or occupants of the building.

Furthermore, Landlord reserves the right to require Tenant to restore the premises to the original condition as nearly as may be practical, upon the expiration or sooner termination of this Lease. If Landlord requests, Tenant shall deliver to Landlord assurance, reasonably satisfactory to Landlord, of Tenant's financial ability to complete and pay for such changes, alterations, additions or improvements, and restorations thereof. In any event, however, Tenant may, without Landlord's consent, make nonstructural changes, alterations, additions and improvements costing in each case less than $10,000.00 (hereinafter called Minor Alterations). Tenant shall give written notice to Landlord of each change, alteration, addition and improvement to the Demised Premises costing more than $10,000.00 and obtain Landlord's consent as provided herein. In the event, however, that as the result of any changes, alterations, additions and improvements made by Tenant with or without Landlord's consent, the Building or any other part of the Demised Premises is damaged thereby, Tenant, at Tenant's sole cost, shall be obligated and responsible to repair said damage forthwith and restore the Building or Demised Premises to the condition they were in just prior to the damage. Landlord shall have no obligation to make any repairs with respect to any changes, alterations, additions, and improvements made by Tenant. Tenant need not obtain or furnish Landlord any certificate of completion or otherwise (unless required by law) with respect to Minor Alterations.

                          ARTICLE XXIV - END OF TERM

     SECTION 24.01.  END OF TERM.

     (a) CONDITION OF THE DEMISED PREMISES. Tenant shall on the last day of the Term, or upon its earlier termination, peaceably and quietly surrender and deliver up to Landlord the Demised Premises broom clean including all buildings, alterations, rebuildings, replacements, changes or additions placed by Tenant thereon (except as expressly provided to the contrary in Section 23.01), with all equipment in or appurtenant thereto, in as good condition and repair as when delivered to Tenant; subject, however, to reasonable wear and tear, and to damage or destruction by any of the risks covered by insurance required under Section 7.01 of this Lease, or a taking by eminent domain, if this Lease is terminated by reason of such damage or destruction, or such taking.

     (b) REMOVAL OF TRADE FIXTURES. Not withstanding anything to the contrary contained in any other Article of this Lease but subject to subsection
24.01 (c) below and provided Tenant is not in default hereunder beyond any grace period to cure the same, Tenant may remove all trade fixtures installed or paid for by it, however affixed to the realty. If any trade fixtures or personal property are not removed by the end or earlier termination of the Term, they shall be deemed abandoned if Landlord shall so elect, and if Landlord shall not so elect, it may cause the removal and storage of same at Tenant's risk and expense, but if the Term ends by reason of condemnation or destruction of all or part of the Premises. Tenant shall have a reasonable time to effect such removal without being deemed to abandon said property. Tenant, at Tenant's cost, shall repair any damage caused to the Premises by reason of such removal. All obligations of Tenant under this paragraph shall survive the termination of this lease.

     (c) COMPLETION OF REPAIRS. Any repair or restoration required to be performed by Tenant in order for Tenant to comply with its obligations under this Section 24.01 shall be completed on or before thirty (30) days prior to the end of the term or earlier termination of this Lease ("End of Term"). On or about thirty (30) days prior to this End of Term representatives of Landlord and Tenant shall inspect the Demised Premises to determine what repair or restoration remains to be completed, if any. If Tenant has not completed said repair or restoration within the time set forth above Landlord shall promptly advise Tenant of such fact and shall specify the work which has not been completed. Notwithstanding any other provision of this Lease, Tenant's failure to complete such repair or restoration by no later than fifteen (15) days prior to the End of Term shall, without further notice, constitute an uncured event of default hereunder. Landlord shall have the right to inspect the Demised Premises to determine whether Tenant has completed such work within the time periods provided herein. During the last thirty (30) days prior to the End of Term Landlord shall be permitted access to the Demised Premises for the purpose of performing such work as Landlord may desire in which event Landlord shall use reasonable efforts not to interfere with Tenant's activities at the Demised Premises.

     SECTION 24.02. LANDLORD'S RIGHT TO INSPECT AND EXHIBIT SIGNS. Tenant shall permit Landlord or its agents to enter the Demised Premises during business hours on not less than 48 hours prior notice for the purpose of inspecting or showing the Demised Premises to persons wishing to purchase the same and, at any time within one year prior to the expiration of the term, to persons wishing to rent same; and Tenant shall, within one year prior to the expiration of the term, permit the usual notice of "To Let", "For Rent" and "For Sale" to be placed at reasonable locations on the Demised Premises and to remain thereon without hindrance and molestation.


                            ARTICLE XXV - DISPUTES

     SECTION 25.01. RESOLUTION OF DISPUTES. All disagreements, controversies and disputes (other than with regard to the payment of the Basic Rent and additional rent) between the parties arising out of or related to interpretation, performance, validity or enforcement of any of the provisions of this Lease shall be resolved by a final judgment in any court of competent jurisdiction.

     SECTION 25.02.  NO ABATEMENT IN RENT PENDING FINAL JUDGMENT; LIMITED
RIGHT OF OFFSET AFTER AWARD. The parties expressly agree that during the pendency of any litigation and until such dispute shall have been resolved thereby, Tenant shall continue to pay the Basic Rent and any additional Rent stipulated herein without any abatement or deduction. If the dispute as resolved by a court of competent jurisdiction results in an award to Tenant, and Landlord does not promptly satisfy the said award in accordance with the Terms thereof, the Tenant shall have the right to offset said award against the Basic Rent to become due hereunder; provided, however, that the right of offset is expressly limited to exclude from any right of offset that portion of the Basic Rent necessary to satisfy (i) the mortgage obligations of the Landlord as Mortgagor, to the extent such obligations are set forth in the provisions of the Note and Mortgage; and (ii) in addition to the amounts required under (i) above, such amounts as then may be required to satisfy the obligations of the Landlord in the operation of the Demised Premises under the provisions of this Lease.

                       ARTICLE XXVI - GENERAL PROVISIONS

     SECTION 26.01. NO WASTE. The Tenant covenants not to do or suffer any waste or damage, or injury to any building or improvement now or hereafter on the Demised Premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.

     SECTION 26.02. LANDLORD'S LIABILITY. If Landlord shall breach any of the provisions hereof, Landlord shall only be liable to Tenant for monetary damages and Landlord's liability shall in no event exceed the Landlord's interest in Landlord's Property as of the date of Landlord's breach; and Tenant expressly agrees that any judgment or award which it may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in the Demised Premises and Tenant shall have no rights of lien or levy against any other property of Landlord, nor shall any other property or assets of the Landlord be subject to levy, execution or other enforcement proceedings for the collection of any such sums or satisfaction of any such judgment or award.

     Landlord hereby agrees that the aggregate principal outstanding under any mortgage or mortgages placed upon Landlord's Property during the Initial Term of this Lease shall not exceed $10,000,000.00; and thereafter the maximum mortgage amount shall be increased by multiplying $10,000,000.00 by the Index Change as defined in Section 26.22(e). For purposes of this Section, in the definition of "Index Change" the words "mortgage is signed" shall be substituted for the words "relevant Renewal Term commences" in the fifth line.

     SECTION 26.03. PARTIAL INVALIDITY. If any Term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each Term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     SECTION 26.04. NO WAIVER. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

     The receipt of rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither the acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said premises, excepting only an agreement, in writing, signed by the Landlord accepting or agreeing to accept such a surrender.

     SECTION 26.05. NUMBER AND GENDER. Wherever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders.

     SECTION 26.06. SUCCESSORS AND ASSIGNS. The Terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

     SECTION 26.07. ARTICLE AND MARGINAL HEADINGS. The article and marginal headings herein are intended for convenience in finding the subject matters, are not to be used in determining the intent of the parties to this Lease.

     SECTION 26.08. ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

     SECTION 26.09. OBLIGATIONS ALSO COVENANTS. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

     SECTION 26.10. COST OF PERFORMING OBLIGATIONS. The respective obligations of the parties to keep, perform and observe any Terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated.

     SECTION 26.11. REMEDIES CUMULATIVE. The specified remedies to which the Landlord or Tenant may resort under the Terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

     SECTION 26.12. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of this Lease, and if Tenant is not otherwise in default hereunder, such holding over shall not be deemed to create an extension of the Term, but such occupancy shall be deemed to create a month-to-month tenancy at a rental rate of 150% of the then current Basic Rent, and on the same terms and conditions (except as the same may be then inapplicable) as are in effect on the date of said expiration or earlier termination.

     SECTION 26.13.  UTILITIES.

     (a) UTILITY LINES. Landlord shall be responsible for bringing all utilities and utility services to the Building and connecting them to the interior lines installed in the Demised Premises.

     (b) UTILITY CHARGES. Tenant shall undertake and be responsible for having all utilities metered in its name in the Demised Premises and agrees to pay all charges for same directly to the respective utility companies. Such utilities include gas, water, sewer, electricity, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to Tenant at the Demised Premises throughout the demised Term.

     (c) SPRINKLER AND SECURITY MONITORING SERVICE. Tenant shall install a Sprinkler Monitoring Service and a Security Monitoring Service with respect to the Demised Premises, all at Tenant's own cost and expense, and subject to all provisions of this Lease pertaining to construction and alterations in Articles VIII and XXIII and in Section 26.21 of this Article.

     (d) WATER LINE AND SEWER. Tenant acknowledges that the water line and the sanitary sewer pump station and force main shown on Exhibit A, serve both buildings on Landlord's Property. The costs of operation, maintenance and repair of the water line, pump station and force main shall be performed by Landlord and Tenant shall reimburse Landlord for its pro rata share of the costs, such share to be calculated in accordance with the formula in Section 6.01.

     SECTION 26.14.  SIGNS.

     (a) ERECTION OF SIGNS. Tenant shall have the right and privilege of erecting signs for identification purposes at the Demised Premises provided, however, that no sign shall be erected on the roof and that all signs comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof, and Tenant shall remove same at the expiration or sooner termination of this Lease. Notwithstanding the foregoing, Landlord shall have the right to order removal of such signs if in its reasonable judgment the content or design of said signs are not in harmony with the character of the building or the surrounding locale. In such case Tenant shall promptly remove same.

     (b) REPAIR OF DAMAGE. Tenant shall be responsible for any damage caused by said signs and any damage so caused shall be repaired forthwith at Tenant's sole cost and expense. In the event any sign erected by Tenant is removed during the term of this Lease or at the expiration or earlier termination thereof, Tenant shall repair any damage whatsoever caused by the removal at Tenant's sole cost and expense.

     SECTION 26.15. FORCE MAJEURE. The period of time during which the Landlord is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, labor difficulties, strikes, lock-outs, civil commotion, acts of God or of the public enemy, governmental prohibitions or preemptions, embargoes, inability to obtain materials or labor by reason of governmental regulations or prohibitions, or other events beyond the reasonable control of Landlord, as the case may be, shall be added to the time for performance of such act, and Landlord shall not be liable to Tenant or in default under this Lease as the result thereof.

     SECTION 26.16. VACANCY OR ABANDONMENT. In the event that the Demised Premises shall become vacant as the result of being vacated or abandoned by Tenant during the Term and such vacancy or abandonment shall exist for a period of two months, Landlord may re-enter the same, either by force or otherwise, without being liable to prosecution therefor and re-let said Demised Premises as agent of Tenant and receive the rent therefor and apply the same first to payment of such expenses as Landlord may be put to in reentering and then to payment of rent due under this Lease. In addition, such vacancy or abandonment shall constitute a default under paragraph (b) of Section 21.01. In any event, Tenant shall remain liable for any deficiency.

     SECTION 26.17. GOVERNING LAW. The interpretation and validity of this Lease shall be governed by the laws of the state in which the Demised Premises are located.

     SECTION 26.18. BROKERAGE. Tenant warrants and represents to the Landlord that it has not sought or engaged the services of any real estate broker with respect to leasing the Demised Premises.

     SECTION 26.19. ADDITIONAL RENT. If Tenant shall be in default under any term, covenant, provision or condition hereof, Landlord, after 30 days notice that Landlord intends to cure such default, or without notice if in Landlord's reasonable judgment an emergency shall exist, shall have the right, but not the obligation, to cure such default, and Tenant shall pay to Landlord upon demand as additional rent the reasonable cost thereof with interest at the Lease Interest Rate (as hereinafter defined).

     SECTION 26.20. NOTICE BY TENANT TO MORTGAGEE. If required by the holder of a mortgage lien on the Premises (provided Tenant is furnished with written notice of such requirement), Tenant agrees (a) to notify such mortgagee of any alleged default by Landlord in any of the provisions of this Lease; and
(b) to allow to the said mortgagee a reasonable period of time to cure such alleged default.

     SECTION 26.21.  CONDUCT OF TENANT'S WORK.

     (a) The parties mutually acknowledge that Tenant may determine to effect installation on the premises which are the subject of this Lease certain leasehold improvements (Tenant's Work) in the nature of fixtures, equipment and personalty. Such Tenant's Work is contemplated to be effected subsequent to the execution hereof and prior to the Commencement Date as herein defined. Landlord agrees to permit Tenant and its agents and contractors to enter upon the premises for such purposes with the understanding by the parties that it is of the essence that the progress of Landlord's construction of the improvements required hereunder (Landlord's Work) on the lands described in Exhibit "B" shall not be delayed, interrupted, or impeded; nor shall Landlord's Work be affected in any manner whatsoever which, will result in an increase in the Landlord's cost in completion of Landlord's Work prior to the Commencement Date.

     (b) Subject to all of the provisions hereof, if Tenant shall determine to perform Tenant's Work, Landlord agrees to permit Tenant and its contractors and agents to enter upon the Demised Premises for such purposes.

     (c) Labor used in the performance of Tenant's Work (Tenant's Labor) shall be such as is compatible with the Labor used in the performance of Landlord's Work (Landlord's Labor); and use of Tenant's Labor shall not result in any stoppage, delay or interruption whatsoever in Landlord's Work.

     (d) In the event of any stoppage, delay or interruption in Landlord's Work while Tenant's Labor is engaged on the premises, Tenant shall forthwith cease and desist use of Tenant's Labor on the premises upon receipt of written notice from Landlord demanding cessation of Tenant's Work. Thereafter, Tenant shall not engage Tenant's Labor on the premises until Landlord shall have given written approval therefor.

     (e) The parties acknowledge that the performance of Tenant's Work on the premises may effect additional costs to Landlord above those costs contemplated by Landlord in the performance of Landlord's Work by virtue of (i) delay in the progress of Landlord's Work, or (ii) additional work made necessary to complete Landlord's Work because of required changes in work procedures to accommodate Tenant's Work.

     (f) If Landlord determines during the progress of Tenant's Work that the cost of Landlord's Work is being increased or will be increased by virtue of the factors described in (e) (i) and (ii) above, Landlord shall have the right to order Tenant to cease and desist in the performance of Tenant's Work; and Tenant agrees to comply with such order or orders. Tenant shall not recommence Tenant's Work unless and until Landlord and Tenant shall have mutually agreed upon compensation to Landlord for such increase in costs to Landlord. Any such agreement between Landlord and Tenant to compensate Landlord for increased costs shall, among other things, provide for monthly invoices and monthly payment.

     SECTION 26.22.  DEFINITIONS.

     (a) "RE-ENTER AND RE-ENTRY". The terms "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

     (b) "LANDLORD". The term "Landlord" as used in this Lease means only the holder, for the time being, of Landlord's interest under this Lease so that in the event of any transfer of title to the Demised Premises Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder arising during the period it is the holder of Landlord's interest hereunder.

     (c) "LEASE INTEREST RATE". The term "Lease Interest Rate", as used in Sections 7.03, 9.02 and 26.19 of this Lease, shall mean interest at the rate which is three percent 3% in excess of the then current rate of interest charged by the First Fidelity Bank, N.A., New Jersey as its so called "base rate."

     (d) "CONSTRUCTION WORK". The term "Construction Work" means the performing of all services and the furnishing of labor and material and all equipment necessary in the preparation for and completion of the construction of the Building in accordance with the Final Plans, including, but not limited to, the design of the improvements to be erected by Landlord, site preparation and subsoil footings and foundations, grading, surfacing of parking area, paths and ways, installation of all utilities, and the cleaning up and removal of debris, so that when the Demised Premises are completed the Building shall be fully available for the conduct of Tenant's business, except for such installations as Tenant may make.

     (e) "INDEX CHANGE". The term "Index Change" shall mean the "all items" portions of the United States Department of Labor Bureau of Labor Statistics Consumer Price Index for urban wage earners and clerical workers (1982-1984 =
100) for the city or region closest to the Demised Premises for which an index is prepared for the shortest period for which an index is published which includes the date on which this lease is signed, divided into the said index for the shortest period for which an index is published which includes the date on which the relevant Renewal Term commences. If the index is no longer published, the index of consumer prices in such city or region most closely comparable to said index, after making such adjustments as may be prescribed by the agency publishing same or as otherwise may be required to compensate for changes subsequent to the Commencement Date, in items included or method of compilation or computation thereof, shall be substituted therefor.

     SECTION 26.23 LATE PAYMENT SERVICE CHARGE Tenant covenants and agrees to pay to the Landlord a "late payment service charge" equal to 4% of any rent payment, or any other payment prescribed herein, which has not been paid in accordance with the terms and conditions of this Lease Agreement. Said "late payment service charge" shall be paid by Tenant to Landlord promptly upon proper notice and demand therefor.

     SECTION 26.24. CONSENTS. With respect to any provision of this Lease which provides, or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval. Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be to seek specific performance of the Consent or approval in question through arbitration proceedings as set forth in Article XXV.

     SECTION 26.25. SAFETY REQUIREMENTS. All requirements promulgated by any Federal, State or local governmental authority, including without limitation, under the Occupational Safety and Health Act (OSHA), the Spill Compensation and Control Act and the Environmental Clean Up Responsibility Act
(ECRA), with respect to Tenant's use of the Premises shall be the sole responsibility of the Tenant, except that Landlord warrants that the Premises are in compliance with governing requirements, if any, which are of general application at the Commencement Date of the Lease Term for light industrial type buildings, without regard to any specific use thereof (notwithstanding that such use may be for the purposes herein permitted or may have been consented to by Landlord).

     SECTION 26.26. INFORMATION FOR MORTGAGEE. The Tenant shall furnish to the Landlord any data or information which the Landlord shall reasonably require in his preparation of applications for mortgage financing, or as may be required by the Mortgage from time to time throughout the term of this Lease.

     SECTION 26.27. INSPECTION BY LANDLORD. The Tenant agrees that Landlord, its agents and other representatives, shall have the right to enter into and upon said Premises, or any part thereof, at all reasonable hours, for the purpose of examining the same upon reasonable advance notice not less than 24 hours, except in the event of emergency, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly disturbing the operations of Tenant.

     SECTION 26.28. SUBMISSION. Submission of this Lease for examination or signature of Tenant does not constitute an offer, reservation of, or option to lease; and this Lease will not be effective or binding upon the parties as a Lease or otherwise, until execution and delivery by both Landlord and Tenant.

     SECTION 26.29.  ENVIRONMENTAL COVENANTS.

     (a) Tenant covenants not to discharge any "Hazardous Substances" or "Wastes" (as said terms are defined in ECRA and/or Spill Compensation and Control Act) upon the Premises or any adjacent lands. In the event of any such discharge, Tenant shall immediately notify Landlord, and shall, at Tenant's sole cost and expense, immediately take any and all actions required by law.

     (b) Tenant agrees to conduct any and all environmental testing and sampling required by ECRA not more than six months, or less than two months, before the earlier of (i) the anticipated termination date of this Lease, or
(ii) the date on which Tenant intends to "close, terminate or transfer operations" at the Premises (as those terms are defined in ECRA), or (iii) the commencement of an assignment or sublease of all or a portion of the Premises, or (iv) the termination of any such assignment or sublease. Tenant shall notify Landlord at least seven days in advance of any such testing or sampling and permit Landlord or its representatives to observe all testing and sampling activities. Tenant shall provide to the Landlord, within seven days from Landlord's request the following:

        (1) the name, address and telephone number and primary contact name of Tenant's environmental testing or sampling consultants or contractors; and

        (2) written authorization to such consultant or contractor to communicate freely with Landlord or its environmental consultants and to provide to Landlord or its environmental consultants, copies of all written materials relating to the Premises.

     (c) Tenant agrees to remove and clean up any Hazardous Substances or Wastes prior to cessation of operation or termination of this Lease. In the event that the clean-up is not completed prior to the termination date of this Lease, Tenant shall be deemed to be a Hold Over in accordance with Section
26.12 and all the obligations of Tenant under the Lease shall continue until such completion, including, but not limited to, the Tenant's obligation to pay rent; provided, however, that Tenant's rights under the Lease shall be limited to a right of access for the sole and limited purpose of completing the required clean-up.

     (d) Landlord shall have the right to inspect the Premises and surrounding lands and waters and to conduct environmental surveys and testing of any nature whatsoever (collectively "Inspection"), at any time. Landlord's right to conduct Inspection shall include, without limitation, a right of access to all portions of the Premises for testing and a right to inspect all of Tenant's raw materials, processes, work in process, finished products, machinery, waste disposal procedures, waste disposal equipment and waste materials, and the right to remove samples of any of the foregoing for analysis. Landlord shall pay the cost of such Inspection unless any one or more of the following conditions are applicable, in which event the entire cost and expense of the Inspection shall be borne by the Tenant:

        (1) the Inspection occurs within six months prior to, or within a reasonable time after, (i) the termination date of the Lease or the closure, termination or transfer of operations at the Premises and Tenant has failed to provide such testing as required in subsection
             (b) above; (ii) the assignment or sublease of all or a portion of the Premises by Tenant and Tenant has failed to provide such testing as required in subsection (b) above; or (iii) the termination of any such assignment or sublease and Tenant or Subtenant has failed to provide such testing as required in subsection (b) above; or

        (2) the Inspection is required by any governmental authority having jurisdiction ("Environmental Regulator") and is related to Tenant's use of or operations at the Premises; or

        (3) the Inspection reveals any unlawful environmental contamination of or discharge on the Premises; or

        (4) the Inspection is the result of or in response to any discharge, spill or contamination of the Premises, or any clean-up of any of the foregoing.

     As used herein, the costs and expenses of Inspection includes all costs directly or indirectly related to such Inspection, or as may be required by any Environmental Regulator in the formulation of a clean-up plan or otherwise.

     (e) Landlord shall have the right of injunctive relief to enforce any and all of Tenant's obligations under this Section.

     (f) Landlord shall have the right to remedy, at Tenant's sole cost and expense, which shall be due from Tenant upon demand as additional rent, any environmental contamination revealed by any Inspection or clean-up required by any Environmental Regulator.

     (g) All rights and remedies of the Landlord under this Section are cumulative and in addition to any other rights or remedies provided to Landlord elsewhere in this Lease or pursuant to applicable law. In the event of any conflict between the provisions of this Section and the other provisions of this Lease, the provision which gives the greater protection to the Landlord shall control.

     (h) Notwithstanding anything to the contrary contained in this Lease, Landlord shall indemnify and hold Tenant and its employees harmless from any loss, liability, suits, expenses, including but not limited to reasonable attorneys fees and expenses, and costs, including but not limited to any clean-up costs and related remedial investigations and feasibility studies, arising out of or related to Hazardous Substances or Waste existing on the Demised Premises prior to the Commencement date hereof.

     SECTION 26.30. TESTS PRIOR TO COMMENCEMENT. Prior to the Commencement Date, the Landlord, at its own cost and expense, shall cause the Demised Premises to be inspected by an environmental testing consultant who shall make such tests as he shall deem reasonable so that he may issue to Landlord and Tenant a report confirming that as of the Commencement Date of this Lease the Demised Premises are in compliance with applicable governmental regulations.

     SECTION 26.31. FIT AND FINISH. The parties herein acknowledge that they have inspected several buildings constructed and leased by the Landlord to others. The parties agree that the fit and finish of the Demised Premises shall be substantially equal to the quality of those which they have inspected.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.




Witness:                                LANDLORD:

 /s/Ellen M. Carpenter                  /s/Isaac Heller
- -------------------------               -------------------------------
  ELLEN M. CARPENTER                    Isaac Heller




Attest:                                 TENANT:

   /s/Emily Burger                      UNITED STATIONERS SUPPLY CO.
- ------------------------                -------------------------------
  EMILY BURGER                          By:/s/Ronald W. Weissman
                                           ----------------------------
                                           Ronald W. Weissman
                                           Sr. Vice President, Logistics

                                EXHIBIT "B"

Township of Edison, County of Middlesex, State of New Jersey Being part of Lot 15, in Block 366-A, as shown on a map entitled Tax Map of the Township of Edison.

   The said Demised Premises consist of a one-story building located upon the land above described. The said building encloses a total area of 133,177 sq. ft. including 12,578 sq. ft. of mezzanine area as more particularly shown on Exhibit A. The land demised includes all of the land under the building demised and additional lands as is more particularly shown within the Lease Line on Exhibit A.

     This demise is subject to the following Permitted Exceptions:

     (a) A servitude of the public in and to that portion of the Premises that lies within

     (b)  Restrictions to run with the land as follows:

        (i) No building shall at any time be erected on the Premises unless such building shall be set back 50 feet from abutting public roadways and not less than 40 feet from other property boundaries.

        (ii) All buildings erected on the property shall be of masonry construction or its equivalent. All walls facing public roadways and the first bay on each side of such walls shall be finished with face brick, natural stone, architecturally treated concrete panels, e.g. stucco, modern metal paneling or glass. Other walls shall be faced with common brick, concrete block, or concrete panel construction or its equivalent.

        (iii) All areas in the setbacks required by these restrictions shall be used either for open landscaped and green areas, driveways or for service access to the building or as a paved parking area subject to applicable law. The said landscaped and green areas shall be properly maintained in a slightly and attractive condition.

        (iv) Water tower, water tanks, stand pipes, penthouses, elevators or elevator equipment, stairways, ventilating fans or similar equipment required to operate and maintain the building, fire or parapet walls, skylight, tanks, cooling or other towers, wireless radio or television masts, flagpoles, chimneys, smoke stacks, gravity flow storage and mixing towers or similar structures may exceed a height of fifty (50) feet from the established building grade only with the written approval of the Landlord.

        (v) In addition to such easements as shall have been reserved by Landlord as provided herein, Landlord excepts and reserves for itself non-exclusive easements under and through the above designated set-back areas for constructing, erecting, maintaining and operating facilities, including wires and conduits for lighting and power, telephone wires, gas and water lines, railroad tracks, sanitary and storm sewer lines and drains, all of which facilities are hereinafter referred to as Utilities, and the Landlord may grant and convey easements to others for such purposes. All contracts for the installation and maintenance of such Utilities shall provide, inter alia, that the surface of the Premises shall be restored in harmony to its condition existing prior to work performed thereon, and so as not to interfere with Tenant's operations.

        (vi) Outdoor storage areas shall be effectively screened from streets upon which the Premises may have frontage by a wall, fence, shrubs, hedges or other foliage, all of which shall be properly maintained in a sightly and attractive condition.

        (vii) Neither the Premises nor any portion thereof shall be used or maintained as a dumping ground for rubbish, trash, garbage or other waste, which shall be kept in sanitary containers and regularly taken away from the Premises. All equipment for the storage or disposal of such material shall be kept in a clean and sanitary condition and shall be effectively screened from streets upon which the Premises may have frontage by a wall, fence, shrubs, hedges or other foliage all of which shall be properly maintained in a sightly and attractive condition.

        (viii) The Premises shall not be used in any manner which will permit dust, noxides, odors, fumes or harmful airborne particles or gases which might contaminate, damage or injure persons or property to emanate or be emitted from any structure or facility on the Premises.

        (ix) The Premises shall not be used in any manner which will permit solid or liquid contaminates to be put upon the land either under the building(s) or outside of the building(s). No underground storage tanks, wells, cisterns, pipes or other similar structures shall be constructed without prior written approval of the Landlord. No pumping of underground water shall be permitted.

        (x) Upon any breach by the Tenant of any of the foregoing covenants or conditions, Landlord shall have a remedy of injunctive relief in addition to all other remedies available to Landlord under applicable law. It is understood, however, that the breach of any of the foregoing covenants, conditions and restrictions shall not defeat or render invalid the lien of any mortgage on the Premises made in good faith and for value; provided, however, that any breach or continuance thereof may be enjoined, abated or remedied by the proper arbitration proceedings as aforesaid and provided further, that each and all of the foregoing covenants, conditions and restrictions shall at all times remain in full force and effect against said Premises or any part thereof, title to which is obtained by foreclosure of any such mortgage.

        (xi) Reference in these restrictions and conditions to Landlord or Tenant shall include their respective heirs, executors, administrators, successors and assigns.

     (c) Such facts as an accurate survey may disclose provided there is nothing revealed thereby which would prohibit the use and occupancy by Tenant in accordance with the provisions of the Lease.

     (d) Lien of Construction mortgage, if any, encumbering the premises used for the purpose of financing construction of the Building on the Demised Premises, provided that at the Commencement Date an institutional permanent loan commitment has been issued to and accepted by Landlord; or subject to mortgage liens which are in compliance with Article XVIII "Subordination" of the Lease.

     (e)  Easements as shown on Exhibit "A".

     Drawings under this Letter of Credit cannot be effected before


                                          Very truly yours,



                                          APPROPRIATE BANK

                                          APPROPRIATE SIGNATURE

                                   EXHIBIT D


TO:




RE:  LOCATION:



     AREA OF ROOF:                  SQUARE FEET


EFFECTIVE DATE:


Dear Sir:

The undersigned certifies that they have applied the roof on the building at the above named location in a good and workmanlike manner, and do hereby guarantee that, subject to the conditions herein set forth, they will, at their own cost and expense, make or cause to be made such repairs of injury to or failure of the said roof as may be necessary to maintain said roof in a watertight condition during the period of five years from the "effective date" above mentioned.

This guarantee shall not include damages caused by fire, hurricane, lightning, tornado, hail, or other unusual phenomena of the elements, nor shall the undersigned be liable for any defects caused by the act of any third party.

This guarantee is made with further conditions as follows:

     a. The undersigned will be notified promptly in writing, if such repairs are required, and the undersigned agrees to make such repairs within five (5) working days after receiving such notice.

     b. Nothing in this guarantee shall render the undersigned liable in any respect for any damage to said building or any contents thereof.

     c. The undersigned shall not be liable for any damage to said roof due to settlement, failure or cracking of the roof deck, walls or foundations of said building.

     d. This guarantee runs to the owner named above, and shall be transferable to any future owners, or tenants of said building provided only if we are informed of same in writing.


Very truly yours,



___________________________________

                                   EXHIBIT E
                                   ---------

                          SUBORDINATION, NON-DISTURBANCE
                             AND ATTORNMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of the ____ day of ________, 198, by and between
                                         (hereinafter called "Mortgagee"),

ISAAC HELLER, an individual, with his principal office at 205 Mill Road, Edison, New Jersey 08817 (hereinafter called "Lessor") and UNITED STATIONERS SUPPLY CO., an Illinois Corporation, having its principal office at 2200 East
Golf Road, Des Plaines, Illinois 60016     (hereinafter called "Lessee");

                             W I T N E S S E T H:

     WHEREAS, Lessee has by a written lease dated __________________, (hereinafter called the "Lease") leased from Lessor all or part of certain real estate and improvements thereon located in the Township of Edison, New Jersey, as more particularly described in Exhibit A attached hereto (the "Demised Premises"); and

     WHEREAS, Lessor is encumbering the Demised Premises as security for a
loan in the original principal amount of           from Mortgagee to Lessor
(the "Mortgage"); and

     WHEREAS, Lessee, Lessor, and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     (1) Lessee's interest in the Lease and all rights of Lessee thereunder shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term "Mortgage as used herein shall also include any amendment, supplement, modification, renewal or replacement thereof.

     (2) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease, Lessee shall not be made a party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

     (3) After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee as its substitute Lessor, and having thus attorned, Lessee's possession shall not thereafter be disturbed provided, and so long as, Lessee shall continue to timely pay all rentals under the Lease and otherwise observe and perform the covenants, terms and conditions of the Lease.

     (4) Lessee shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

     (5) In no event shall Mortgagee be liable for any act or omission of the Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omissions of Lessor occurring prior to Mortgagee's obtaining possession of the premises.

     (6) No conveyance of Lessor's interest in the Demised Premises or any part thereof to Lessee shall, insofar as Mortgagee is concerned, cause the fee estate and leasehold estate created by the Lease to merge, rather said estates shall remain separate and distinct and the Lease shall continue in full force and effect notwithstanding the vesting of the leasehold and fee estates in any single person or entity by reason of such conveyance or otherwise.

     (7) The Lease may not be amended, altered, or terminated without the prior written consent of Mortgagee.

     (8) This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.

     IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.








                                By: ____________________________________

                                By: ____________________________________



                                ________________________________________
                                ISAAC HELLER, Lessor



                                UNITED STATIONERS SUPPLY CO., Lessee

                                By: ____________________________________

                                By: ____________________________________

                              AMENDMENT TO LEASE



          THIS AMENDMENT TO LEASE, dated the 21st of April, 1992, between:
                                             ----    ------
                  ISAAC HELLER, having an office at 205 Mill Road, Edison, New Jersey 08817, hereinafter referred to as;


                                                        "LANDLORD"

                                      and

                  UNITED STATIONERS SUPPLY CO., having an office at 2200 East Golf Road, Des Plaines, Illinois 60016, hereinafter referred to as;

                                                        "TENANT".

                             W I T N E S S E T H:


     WHEREAS, Isaac Heller and United Stationers Supply Co. entered into a certain Agreement of Lease dated April 17, 1989 ("Lease") with respect to certain real property premises located in the Township of Edison, County of Middlesex, State of New Jersey ("Demised Premises") more particularly shown, identified, and described in said Lease; and

     WHEREAS, pursuant to Section 2.01(a) of the Lease, Tenant is currently in its Initial Term, which Initial Term commenced on June 12, 1989 and is due to expire on June 30, 1992; and

     WHEREAS, the parties hereto desire to amend certain provisions of said Lease so as to extend the Initial Term under the terms and conditions set forth in this Amendment To Lease.


     NOW THEREFORE, in consideration of the terms and conditions contained herein together with other good and valuable consideration, the parties hereto agree as follows:


     1. The Initial Term of this Lease is hereby extended an additional three (3) years commencing July 1, 1992 and shall terminate on June 30, 1995.

     2.  Section 5.01 of the Lease is hereby amended by deleting this section in its entirety and replacing same with the following:

          "Section 5.01 Rent During Initial Term. Landlord reserves and Tenant covenants to pay to Landlord during the Initial Term of this Lease without demand or notice, and without any setoff or deduction, a net basic rental (herein called Basic Rent) as follows:

           6/12/89 - 6/30/90   -   $519,390.30 per year ($43,282.53 per month)
           7/ 1/90 - 6/30/91   -   $532,708.00 per year ($44,392.33 per month)
           7/ 1/91 - 6/30/92   -   $546,025.70 per year ($45,502.14 per month)
           7/ 1/92 - 9/30/92   -   $440,004.00 per year ($36,667.00 per month)
          10/ 1/92 - 6/30/95   -   $461,820.00 per year ($38,485.00 per month)

Such annual Basic Rent shall be paid monthly in installments in the amounts set forth above, in advance, on the first day of each and every month."

     3.  Section 5.03 of the Lease is hereby amended by deleting this
Section in its entirety and replacing same with the following:

         "SECTION 5.03. RENT DURING REMOVAL TERM(S).

          (a) In the event the Tenant shall exercise the first option to renew this Lease as provided for in Section 2.04, the annual Basic Rent during the two (2) year first renewal period shall be as follows:

          7/1/95 - 6/30/97 - $512,731.45 per year ($42,727.62 per month).

          (b) In the event that Tenant shall exercise the second and/or third renewal options provided for in Section 2.04, the annual Basic Rent during each such renewal period shall be adjusted for the applicable term thereof by multiplying $532,708.00 by the "Index Change" herein after defined, provided, however, that the Basic Rent during any such renewal period(s) shall not be less than the Basic Rent paid for the immediately preceding period."

     4. Section 26.18 to the Lease is hereby amended by adding the following new paragraph:

         "Notwithstanding the foregoing, the parties hereto acknowledge that Tenant has advised Landlord that it has dealt with McCollom Realty Ltd., a real estate brokerage firm ("Broker"), regarding current market rentals for the period July 1, 1992 through June 30, 1995. In consideration for Tenant's extending the Initial Term as set forth herein, Landlord hereby agrees that Landlord will pay said Broker pursuant to an Agreement entered into between Landlord and said Broker."

     5.  Section 26.29 of the Lease is hereby amended by deleting this
Section in its entirety and replacing same with the following:

         "SECTION 26.29.  ENVIRONMENTAL CONVENANTS.

          (a) Tenant covenants not to discharge any "Hazardous Substances" or "Wastes" (as said terms are defined in ECRA and/or Spill Compensation and Control Act) upon the Premises or any adjacent lands. In the event of any such discharge by Tenant, its agents, employees, contractors, licensees or anyone acting under its authority or right, Tenant shall immediately notify Landlord, and shall, at Tenant's sole cost and expense, immediately take any and all actions required by law.

          (b) Tenant agrees to conduct any and all environmental testing and sampling required by ECRA not more than six months, or less than two months, before the earlier of (i) the anticipated termination date of this Lease, or
(ii) the date on which Tenant intends to "close, terminate or transfer operations" at the Premises (as those terms are defined in ECRA), or (iii) the commencement of an assignment or sublease of all or a portion of the Premises, or (iv) the termination of any such assignment or sublease. Tenant shall notify Landlord at least seven days in advance of any such testing or sampling and permit Landlord or its representatives to observe all testing and sampling activities. Tenant shall provide to the Landlord, within seven days from Landlord's request the following:

               (1) the name, address and telephone number and primary contact name of Tenant's environmental testing or sampling consultants or contractors; and

               (2) written authorization to such consultant or contractor to communicate freely with Landlord or its environmental consultants and to provide to Landlord or its environmental consultants, copies of all written materials relating to the Premises.

          (c) Tenant agrees to remove and clean up any Hazardous Substances or Wastes caused by Tenant, its agents, employees, contractors, licensees or anyone acting under its authority or right, prior to the cessation of operation or termination of this Lease. In the event that the clean-up is not completed prior to the termination date of this Lease, Tenant shall be deemed to be a Hold Over in accordance with Section 26.12 and all the obligations of Tenant under the Lease shall continue until such completion, including, but not limited to, the Tenant's obligation to pay rent; provided, however, that Tenant's rights under the Lease shall be limited to a right of access for the sole and limited purpose of completing the required clean-up.

          (d) Landlord shall have the right to inspect the Premises and surrounding lands and waters and to conduct environmental surveys and testing of any nature whatsoever (collectively "Inspection"), at any time. Landlord's right to conduct Inspection shall include, without limitation, a right of access to all portions of the Premises for testing and a right to inspect all of Tenant's raw materials, processes, work in process, finished products, machinery, waste disposal procedures, waste disposal equipment and waste materials, and the right to remove samples of any of the foregoing for analysis. Landlord shall pay the cost of such Inspection unless any one or more of the following conditions are applicable, in which event the entire cost and expense of the Inspection shall be borne by the Tenant:

                    (1) the Inspection occurs within six months prior to, or within a reasonable time after, (i) the termination date of the Lease or the closure, termination or transfer of operations at the Premises and Tenant has failed to provide such testing as required in subsection (b) above; (ii) the assignment or sublease of all or a portion of the Premises by Tenant and Tenant has failed to provide such testing as required in subsection (b) above; or (iii) the termination of any such assignment or sublease and Tenant or Subtenant has failed to provide such testing as required in subsection (b) above; or

                    (2) the Inspection is required by any governmental authority having jurisdiction ("Environmental Regulator") and is related to Tenant's use of or operations at the Premises; or

                    (3) the Inspection reveals any unlawful environmental contamination of or discharge on the Premises caused by Tenant, its Agents, invitees, employees, contractors, licensees or anyone acting under its authority or right; or

                    (4) the Inspection is the result of or in response to any discharge, spill or contamination of the Premises, or any clean-up of any of the foregoing caused by Tenant, its agents, invitees, employees, contractors, licensees or anyone acting under its authority or right.

          As used herein, the costs and expenses of Inspection includes all costs directly or indirectly related to such Inspection, or as may be required by any Environmental Regulator in the formulation of a clean-up plan or otherwise.

          (e) Landlord shall have the right of injunctive relief of enforce any and all of Tenant's obligations under this Section.

          (f) Landlord shall have the right to remedy, at Tenant's sole cost and expense, which shall be due from Tenant upon demand as additional rent, any environmental contamination revealed by any Inspection or clean-up required by any Environmental Regulator caused by Tenant, its Agents, invitees, employees, contractors, licensees or anyone acting under its authority or right.

          (g) All rights and remedies of the Landlord under this Section are cumulative and in addition to any other rights or remedies provided to Landlord elsewhere in this Lease or pursuant to applicable law. In the event of any conflict between the provisions of this Section and the other provisions of this Lease, the provision which gives the greater protection to the Landlord shall control.

          (h) Notwithstanding anything to the contrary contained in this Lease, Landlord shall indemnify and hold Tenant and its employees harmless from any loss, liability, suits, expenses, including but not limited to reasonable attorneys fees and expenses, and costs, including but not limited to any clean-up costs and related remedial investigations and feasibility studies, arising out of or related to Hazardous Substances or Waste existing on the Demised Premises prior to the Commencement Date or any Hazardous Substances or Waste not caused by Tenant, its agents, invitees, employees, contractors, licensees or anyone acting under its authority or right."

     6. Except as modified herein, all of the terms and conditions as set forth in the Agreement of Lease, as amended, shall remain in full force and effect throughout the Term.

     IN WITNESS WHEREOF, the parties hereunto set their hands and seals or caused these premises to be duly executed by their proper corporate officers the day and year first written above.


WITNESS:                                LANDLORD


/s/ Ellen M. Carpenter                  /s/ Isaac Heller
- -----------------------                 --------------------------------


ATTEST:                                 UNITED STATIONERS SUPPLY CO.


/s/ Joan M. Heffernan                   /s/ BY: Otis H Heller
- -----------------------                 --------------------------------
                                                Vice President

[LOGO OF I. HELLER GOES HERE]
I. Heller                                                     205 Mill Road
                                                              Edison, N.J. 08817
                                                              (908) 287-4880
                                                              FAX (908) 287-5033
February 22, 1995


United Stationers Supply Company
2200 East Gulf Road
Des Plaines, Illinois 60016


                RE:  Lease dated April 17, 1989 as amended
                     by Amendment to Lease dated April 21, 1992
                     133,177 Square Foot Building, Edison, New Jersey
                     ------------------------------------------------

Gentlemen:

This letter shall serve as a Second Amendment to the above referenced Lease.

In consideration of the terms and conditions contained herein together with other good and valuable consideration, the parties hereto agree to amend the Lease as follows:

     1. Notwithstanding the provisions of Section 2.04 of the Lease, by their signatures below, Landlord and Tenant hereby acknowledge and agree that Tenant hereby exercises a right of renewal for a renewal period of three (3) years ("First Renewal Period") commencing July 1, 1995 and continuing through June 30, 1998 under the terms and conditions set forth in this Second Amendment to Lease.

     2. Landlord and Tenant hereby acknowledge that Tenant shall have two (2) remaining renewal options of two (2) years each.

     3. Notwithstanding the provisions of Section 5.03(a) of the Lease, as stated in Paragraph 3 of the Amendment to Lease, it is hereby agreed that Basic Rent for the First Renewal Period (7/1/95 - 6/30/98) shall be as follows:

          7/1/95 - 6/30/98    $461,820.00/yr    payable      $38,485.00/mo

     4. Except as modified herein, all of the terms and conditions of said Lease shall remain in full force and effect throughout the Term of this Lease and any extensions thereof.


                                                Ingenuity in distribution center
                                                side location and construction.

United Stationers Supply Company
February 22, 1995
Page - 2



Please indicate your agreement and acceptance of the foregoing by signing all four (4) copies of this letter where indicated below, and return same to us. Two fully executed copies will be returned to you for your files. Thank you for your courtesy and cooperation in this matter.

Very truly yours,


/s/ Isaac Heller
- -----------------------
ISAAC HELLER, LANDLORD


                                            ACCEPTED AND AGREED:

                                            UNITED STATIONERS SUPPLY CO,
                                            TENANT


                                            by: /s/ Otis H Heller
                                                ------------------------
                                                    Vice President